UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______________________

FORM 8-K
_______________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 28, 2005

The Interpublic Group of Companies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-6686	13-1024020

(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

1114 Avenue of the Americas, New York, New York		10036

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 212-704-1200

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01           Entry into a Material Definitive Agreement

     Pursuant to a consent solicitation conducted from March 18, 2005 to March 31, 2005, The Interpublic Group of Companies, Inc. (the “Company”) entered into three supplemental indentures on March 28, 2005, one supplemental indenture on March 29, 2005 and one supplemental indenture on March 30, 2005 (collectively, the “Supplemental Indentures”). The Supplemental Indentures each provide that (i) any failure by the Company to comply with certain reporting covenants (the “Reporting Covenants”) under the supplemented indentures (the “Indentures”) during the period beginning on April 1, 2005 and ending at 5:30 p.m., New York City time, on September 30, 2005, will not constitute a default under the Indentures and (ii) if as of 5:30 p.m., New York City time, on September 30, 2005 the Company has not filed reports with the Securities and Exchange Commission required by the Indentures in a form that causes the Company to be then current in all material respects in its filing obligations under the Securities Exchange Act of 1934, or has not filed an auditors’ certificate with the applicable trustee, the relief described in clause (i) of this sentence will cease to have any effect and the failure to comply described in clause (i) will constitute a default under the Indentures.

     With respect to the Company’s 4.50% Convertible Senior Notes due 2023, the related supplemental indenture also provides for: (1) an extension from March 15, 2008 to September 15, 2009 of the date before which the Company may not redeem the notes and (2) an additional “make-whole” adjustment to the conversion rate in the event of a change of control meeting specified conditions.

     The Company has agreed to pay an initial consent fee (the “Initial Consent Fee”) on April 1, 2005 or as promptly as practical thereafter to each record holder from which the Company has received and accepted consents to the amendments pursuant to the terms of the Company’s consent solicitation statement dated March 18, 2005. If the Company has not filed its Annual Report on Form 10-K for the fiscal year ending December 31, 2004 by 5:30 p.m., New York City time, on June 30, 2005, the Company has agreed to pay an additional consent fee (the “Additional Consent Fee”) on July 1, 2005 or as promptly as practical thereafter to each such record holder. For every $1,000 of principal amount of securities as to which the Company has received and accepted consents, the Initial Consent Fee is $2.50 and the Additional Consent Fee is $1.25. In the event the Company does not pay the Initial Consent Fee or the Additional Consent Fee (if applicable), the relief provided by the Supplemental Indentures will cease to have any effect and the Company’s failure to comply with the Reporting Covenants will constitute a default under the Indentures.

Item 8.01          Other Events.

     On April 1, 2005, the Company issued a press release (the “Press Release”), a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference herein, announcing that its consent solicitation dated March 18, 2005 had expired on March 31, 2005, and that it had accepted all consents tendered by holders of subject securities pursuant to the terms of the consent solicitation.

Item 9.01

(c) Exhibits

Exhibit 4.1	Fourth supplemental indenture, dated as of March 28, 2005, to the indenture, dated as of October 20, 2000, between the Company and The Bank of New York (the “2000 Indenture”), as modified by the board resolution and form of note, dated as of October 20, 2000, with respect to the 7.875% Senior Unsecured Notes due 2005 (filed pursuant to Item 1.01) .

Exhibit 4.2	Fifth supplemental indenture, dated as of March 28, 2005, to the 2000 Indenture, as modified by the first supplemental indenture, dated as of August 22, 2001, with respect to the 7.25% Senior Unsecured Notes due 2011 (filed pursuant to Item 1.01).

Exhibit 4.3	Sixth supplemental indenture, dated as of March 30, 2005, to the 2000 Indenture, as modified by the third supplemental indenture, dated as of March 13, 2003, with respect to the 4.50% Convertible Senior Notes due 2023 (filed pursuant to Item 1.01).

Exhibit 4.4	Third supplemental indenture, dated as of March 28, 2005, to the indenture, dated as of November 12, 2004, between the Company and SunTrust Bank (the “2004 Indenture”), as modified by the second supplemental indenture, dated as of November 18, 2004, with respect to the 6.25% Senior Unsecured Notes due 2014 (filed pursuant to Item 1.01).

Exhibit 4.5	Fourth supplemental indenture, dated as of March 29, 2005, to the 2004 Indenture, as modified by the first supplemental indenture, dated as of November 18, 2004, with respect to the 5.40% Senior Unsecured Notes due 2009 (filed pursuant to Item 1.01).

Exhibit 99.1	Press Release, dated April 1, 2005 (filed pursuant to Item 8.01) .

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE INTERPUBLIC GROUP OF COMPANIES, INC.

Date: April 1, 2005	By: /s/ Nicholas J. Camera

  Nicholas J. Camera

  Senior Vice President, General Counsel

  and Secretary